Exhibit 15

Zurich, 28 March 2024
Consent of Independent Registered

Public Accounting Firm
We consent to the incorporation by reference in each

of the following registration statements of

UBS AG:
(1)

on Form F-3 (Registration Number 333-263376),

and each related prospectus currently outstanding
under such registration statement,
(2)

the base prospectus of Corporate Asset Backed

Corporation (CABCO) dated 23 June 2004
(Registration Number 333-111572),
(3)

the Form 8-K of CABCO dated 23 June

2004 (SEC File Number 001-13444), and
(4)

the Prospectus Supplements relating to

the CABCO Series 2004-101 Trust dated 10 May 2004
(Registration Number 033-91744) and 17 May

2004 (Registration Number 033-91744-05),

of our reports dated 27 March 2024, with respect

to the consolidated financial statements

of UBS AG and the
effectiveness of internal control over financial reporting

of UBS AG, included in this Annual

Report (Form 20-
F) for the year ended 31 December 2023,

filed with the Securities and Exchange

Commission.
/s/ Ernst & Young Ltd